UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 5, 2008
HENRY SCHEIN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

135 Duryea Road Melville, New York	11747

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (631) 843-5500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On September 5, 2008, Henry Schein, Inc. entered into a new $400 million revolving credit facility. This new facility, which matures in September 2013, replaces Henry Schein’s current $300 million revolving credit facility, which was scheduled to mature in May 2010. The facility’s lead arranger and sole bookrunner was JPMorgan Securities, Inc. Henry Schein plans to use its credit facility for general corporate purposes, including working capital and capital expenditures, as well as for funding potential acquisitions.
ITEM 8.01. OTHER EVENTS.
     On September 8, 2008, Henry Schein, Inc. issued a press release announcing the new $400 million revolving credit facility. Attached hereto and incorporated herein by reference as Exhibit 99.1 is the press release.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibit 99.1 – Press Release dated September 8, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.
Date: September 8, 2008	By:	/s/ Michael S. Ettinger
		Name:	Michael S. Ettinger
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 8, 2008